EXHIBIT 99.1

Twin Vee PowerCats Reports Second Quarter 2025 Financial Results

FORT PIERCE, FL / ACCESSWIRE / August 7, 2025 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights:

●	Revenues of $4.8 million, a 9.9% increase from the second quarter of 2024.
●	Gross margin of 13.8%, an improvement of 910 basis points from the second quarter of 2024.
●	Increase in cash, cash equivalents and restricted cash to $6.2 million.
●	Acquired the legendary Bahama Boat Works.
●	Introduced an all-new 22’ BayCat, historically one of Twin Vee’s most popular models.
●	Added 10 new dealer locations.

“We are pleased to report another quarter of revenue growth and over 900 basis points of margin expansion in the second quarter,” said Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “Our team continues to execute on a number of fronts, including new dealer expansion leading to revenue growth, cost improvement initiatives, integration of the newly acquired Bahama Boat Works and leveraging our boatsforsale.com website to enhance customer and dealer interaction with the new and used boat market infrastructure utilizing advanced AI tools.”

Visconti continued, “Looking ahead, we are expanding the Bahama Boat lineup to include 22, 24 and 28-foot models to complement their existing 35, 37, 41 and 41GT portfolio. Bahama is a premier offshore fishing vessel called out by the most discriminating buyers. With the recent passing of renowned Bahama boat builder Scott Henley, Twin Vee is more determined than ever to embrace his legacy of superb fit and finish of the boats he created and will use that as a blueprint to enhance all the models in the Twin Vee lineup.”

Conference Call

Joseph Visconti, CEO and President, and Michael P. Dickerson, Chief Financial & Administrative Officer, will hold a conference call today, Thursday, August 7, 2025, at 12:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in to 1-877-407-3982 and use Conference ID 13754741. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to join the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed at the LINK HERE.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boats brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boats is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Visit Twin Vee PowerCats Co. on Facebook, Instagram, and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the growing market confidence in the Twin Vee brand, reflecting continued sequential growth in revenue in the second quarter as market conditions gradually improve and consumer demand begins to rebound, scaling responsibly and balancing production increases with expense control and working capital discipline, and anticipating a more favorable cash profile going forward.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to grow revenue in the second quarter, the Company’s ability to continue to expand its dealer network, the Company’s ability to expand gross margins and remain disciplined with operating costs, the Company’s ability to maintain its Nasdaq listing, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com

SOURCE: Twin Vee PowerCats Co.

(Tables Follow)

	June 30,	December 31,
	2025	2024	Change	% Change
Cash and cash equivalents	$5,961,668	$7,491,123	$(1,529,455)	(20.4%)
Restricted cash	$215,117	$215,117	$—	—
Current assets	$13,392,948	$10,419,141	$2,973,807	28.5%
Current liabilities	$3,203,858	$3,747,990	$(544,132)	(14.5%)
Working capital	$10,189,090	$6,671,151	$3,517,939	52.7%

	Three Months Ended
	June 30,
	2025	2024	$ Change	% Change
Net sales	$4,755,618	$4,326,821	$428,797	9.91%
Cost of products sold	$4,101,565	$4,124,481	$(22,916)	(1%)
Gross profit	$654,053	$202,340	$451,713	223%
Operating expenses	$2,329,859	$4,861,416	$(2,531,557)	(52%)
Loss from operations	$(1,675,806)	$(4,659,076)	$2,983,270	(64%)
Other income	$21,735	$139,880	$(118,145)	(84%)
Net loss	$(1,654,071)	$(4,519,196)	$2,865,125	(63%)
Basic and dilutive income per share of common stock	$(0.87)	$(3.09)	$2.22	(72%)
Weighted average number of shares of common stock outstanding	1,891,291	952,000

	Six Months Ended
	June 30,
	2025	2024	$ Change	% Change
Net sales	$8,367,909	$9,603,164	$(1,235,255)	(13%)
Cost of products sold	$7,176,742	$9,123,511	$(1,946,769)	(21%)
Gross profit	$1,191,167	$479,653	$711,514	148%
Operating expenses	$4,546,067	$7,681,934	$(3,135,867)	(41%)
Loss from operations	$(3,354,900)	$(7,202,281)	$3,847,381	(53%)
Other income	$90,589	$347,891	$(257,302)	(74%)
Net loss	$(3,264,311)	$(6,854,390)	$3,590,079	(52%)
Basic and dilutive income per share of common stock	$(1.93)	$(4.87)	$2.94	(60%)
Weighted average number of shares of common stock outstanding	1,690,484	952,000

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted Net Loss is a non-GAAP financial measure which excludes certain non-cash expenses. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the Company. Adjusted Net Loss is not intended to be a substitute for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Below is a reconciliation of GAAP net loss to Adjusted net loss for the three and six months ended June 30, 2025 and 2024:

	Adjusted Net Loss
	Quarter Ended
	June 30,
	2025	2024
Net loss	$(1,654,071)	$(4,519,196)
Depreciation & amortization	425,551	434,958
Stock based compensation	59,628	317,744
Loss on lease termination	53,425	—
Impairment of property & equipment	—	1,674,000
WIZZ BANGER development costs	174,314	—
Adjusted net (loss)	(941,153)	$(2,092,494)

	Adjusted Net Loss
	Six Months Ended
	June 30,
	2025	2024
Net loss	$(3,264,311)	$(6,854,390)
Depreciation & amortization	867,223	860,239
Stock based compensation	115,597	744,027
Loss on sale of property & equipment	63,011	—
Loss on lease termination	53,425	—
Impairment of property & equipment	—	1,674,000
WIZZ BANGER development costs	226,382	—
Adjusted net (loss)	$(1,938,673)	$(3,576,124)